                                                                     Exhibit 4.5
                                                                     -----------

                          VACATION BREAK U.S.A., INC.
                        -------------------------------
                             1995 STOCK OPTION PLAN
                        -------------------------------


     1.   PURPOSE. The purpose of this Plan is to advance the interests of
          -------
VACATION BREAK U.S.A., INC., a Florida corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent persons who are key employees and directors of the Company, and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

     2.   DEFINITIONS.  As used herein, the following terms shall have the
          -----------
meaning indicated:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 13 hereof or, if not appointed, the Board.

          (c) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

          (d) "Director" shall mean a member of the Board.

          (e) "Disinterested Person" shall mean a Director who is not, during the one year prior to his or her service as an administrator of this Plan, or during such service, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates, except that:

               (i) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person;

               (ii) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person; and

               (iii) an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a Director from being a Disinterested Person.

          (f) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

          (g) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

          (h) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (i) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

          (j) "Officer" shall mean the Company's president, principal financial officer, principal accounting officer and any other person who the Company identifies as an "executive officer" for purposes of reports or proxy materials filed by the Company pursuant to the Securities Exchange Act.

          (k) "Option" (when capitalized) shall mean any option granted under this Plan.

          (l) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

          (m) "Plan" shall mean this Stock Option Plan for the Company.

          (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (o) "Share(s)" shall mean a share or shares of the Common Stock.

     3.   SHARES AND OPTIONS.  The Company may grant to Optionees from time to
          ------------------
time Options to purchase an aggregate of up to Six Hundred Thousand (600,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as deter- mined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non- Statutory Stock Option. All Incentive Stock Options shall be granted within ten years from the effective date of this Plan.

     4.   DOLLAR LIMITATION.  Options otherwise qualifying as Incentive Stock
          -----------------
Options hereunder will not be treated as Incentive Stock Options only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Internal Revenue Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all plans of the Company), exceeds $100,000.

     5.   CONDITIONS FOR GRANT OF OPTIONS.
          -------------------------------

          (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular employees of the Company (including Officers) and Directors of the Company, as well as consultants and independent contractors. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

          (b) In granting Options, the Committee may take into consideration the contribution the person has made to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

          (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company.

          (d) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, Options may not be granted to a Director or Officer unless the grant of such Options is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with Section 13 of this Plan and all of whose members are Disinterested Persons.

          (e) Notwithstanding any other provision of this Plan, no Options may be granted to Ralph P. Muller, the Company's Chairman of the Board and Chief Executive Officer, under this Plan.

     6.   OPTION PRICE.  The option price per Share of any Option shall be any
          ------------
price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

     7.   EXERCISE OF OPTIONS.  An Option shall be deemed exercised when (i) the
          -------------------
Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of an Option granted hereunder. If the exercise price is paid in whole or part with an Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

     8.   EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such
          -------------------------
amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 8.

          (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of ten years from the date of grant of the Option.

          (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

               (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that share- holders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

               (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

               (iii) the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

          (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

          (d) Options granted to Officers and Directors shall not be exercisable until the expiration of a period of at least six months following the date of grant.

     9.   TERMINATION OF OPTION PERIOD.
          ----------------------------

          (a) Unless otherwise determined by the Committee in its sole discretion upon the grant of any Non-Statutory Stock Option, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

               (i) three months after the date on which the Optionee's employment is terminated or, in the case of a Non-Statutory Stock Option, and unless the Committee shall otherwise determine in writing in its sole discretion, the date on which the Optionee's employment is terminated, either case for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's wilful misconduct or gross negligence, (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death;

               (ii) immediately upon the termination of the Optionee's employment for Cause;

               (iii) one year after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

               (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of death of the employee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Sub- section 9(a)(iii) hereof.

          (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(ii) or (iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

     10.  ADJUSTMENT OF SHARES.
          --------------------

          (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

               (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

               (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

          (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(ii) or (iii) hereof.

          (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

          (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     11.  TRANSFERABILITY OF OPTIONS.  Each Option shall provide that such
          --------------------------
Option shall not be transferable by the Optionee other- wise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

     12.  ISSUANCE OF SHARES.  As a condition of any sale or issuance of Shares
          ------------------
upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

          (a) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

          (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

     13.  ADMINISTRATION OF THE PLAN.
          --------------------------

          (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Disinterested Persons to the extent required by Section 5(d) hereof. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

          (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

          (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

     14.  INCENTIVE OPTIONS FOR 10% SHAREHOLDERS.   Notwithstanding any other
          --------------------------------------
provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its subsidiary (as defined in Section 424 of the Internal Revenue Code) at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

     15.  INTERPRETATION.
          --------------

          (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

          (b) This Plan shall be governed by the laws of the State of Florida.

          (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

          (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     16.  AMENDMENT AND DISCONTINUATION OF THE PLAN.  Either the Board or the
          -----------------------------------------
Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 10, no such amendment may, without approval by the shareholders of the Company, (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, except to the extent provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

     17.  EFFECTIVE DATE AND TERMINATION DATE.  The effective date of the Plan
          -----------------------------------
is the date on which the Board adopts this Plan, and the Plan shall terminate on the 10th anniversary of the effective date.

                    AMENDMENT TO VACATION BREAK U.S.A., INC.
                             1995 STOCK OPTION PLAN

     THIS AMENDMENT to the Vacation Break U.S.A., Inc. 1995 Stock Option Plan is made as of this 8th day of August, 1996 by Vacation Break U.S.A., Inc.

                              W I T N E S S E T H

     WHEREAS, effective as of June 14, 1995, VACATION BREAK U.S.A., INC. (the "Company") adopted the VACATION BREAK U.S.A., INC. 1995 STOCK OPTION PLAN (the "Plan"); and

     WHEREAS, the Board of Directors of the Company (the "Board") desires to amend the Plan in order to provide for, among other things, certain changes in the manner in which options may be exercised by optionees;

     WHEREAS, approval of the Company's shareholders is not required in order to make said amendments to the Plan;

     NOW, THEREFORE, effective as of August 8, 1996, the Plan is hereby amended as follows:

     1.   OPERATIVE AMENDMENTS.
          --------------------

          (a) Section 7 of the Plan is hereby deleted in its entirety and the following shall be inserted as new Section 7 of the Plan:

      2.  EXERCISE OF OPTIONS.
          -------------------

          (a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements.

          (b) Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. In addition, full payment for any Shares purchased may be effected through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (i) to the Company designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to satisfy in full the aggregate option price payable for the purchased Shares plus all applicable Federal, state and local income and employment taxes required to be withheld in connection with such purchase and (ii) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction. Additionally, the Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of an Option granted hereunder. If the exercise price is paid in whole or part with an Optionee's promissory note, such note shall (i) provide for full recourse to the maker,
          (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require.

          (c) No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan.

          No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

          (d) Section 9(a) of the Plan is hereby deleted in its entirety and the following shall be inserted as new Section 9(a) of the Plan:

     3.   TERMINATION OF OPTION PERIOD.
          ----------------------------

          (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

               (i) three months after the date on which the Optionee's employment is terminated for any reason other than by reason of
               (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's wilful misconduct or gross negligence, (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death;

               (ii) immediately upon the termination of the Optionee's employment for Cause;

               (iii) twelve months after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee;

               (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of death of the employee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

     4.   OTHER TERMS AND PROVISIONS.  Except as otherwise specifically
          --------------------------
          amended hereunder, all other terms and conditions of the Plan shall remain in full force and effect. Unless otherwise expressly stated herein to the contrary, all capitalized terms used herein shall have the meanings ascribed to them in the Plan.

                              AMENDMENT NO. 1 TO
                         VACATION BREAK U.S.A. INC.'S
                            1995 STOCK OPTION PLAN

     THIS AMENDMENT is made as of the 8th day of May., 1997 with respect to the 1995 Stock Option Plan (the "Option Plan") of Vacation Break U.S.A., Inc. (the "Company").

                                     TERMS

     WHEREAS, the Board of Directors of the Company believes it is to be in the best interests of the Company and its shareholders to increase the number of shares of Company common stock available for issuance under the Option Plan from 600,000 to 830,000 in order to provide additional incentives to designated employees of the Company;

     NOW, THEREFORE, effective as of the date first set forth above, the Option Plan is hereby amended as follows:

                                   ARTICLE I.

     1.1  AMENDMENT TO SECTION 3.  Section 3 of the Option Plan is hereby
          ----------------------
amended in its entirety and replaced by the following.

          SHARES AND OPTIONS.  The Company may grant to Optionees from time to
          ------------------
time Options to purchase an aggregate of up to Eight Hundred and Thirty thousand (830,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within ten years from the effective date of this Plan.

                                   ARTICLE II

     2.1  EFFECT OF AMENDMENT.  Except as expressly provided in Article I of
          -------------------
this Amendment, nothing shall affect or be deemed to affect any provisions of the Option Plan.

     2.2  GOVERNING LAW.  This Amendment shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Florida without giving effect to principles of conflicts of laws.


                       BY ORDER OF THE BOARD OF DIRECTORS

                               AMENDMENT NO. 2 TO
                          VACATION BREAK U.S.A., INC.
                             1995 STOCK OPTION PLAN

                      ----------------------------------

     THIS AMENDMENT NO. 2 to the Vacation Break U.S.A., Inc. 1995 Stock Option Plan (this "Amendment") is made as of the 19th day of December, 1997, by Vacation Break U.S.A., Inc., a Florida corporation ("Vacation Break").

                             W I T N E S S E T H :

     WHEREAS, effective as of December 27, 1995, the Board of Directors of Vacation Break (the "Vacation Break Board") adopted the Vacation Break U.S.A., Inc. 1995 Stock Option Plan, which the Vacation Break Board amended by an amendment (as so amended, the "Plan");

     WHEREAS, Vacation Break has entered into an Agreement and Plan of Merger, dated as of August 8, 1997 (the "Merger Agreement"), among Fairfield Communities, Inc., a Delaware corporation ("Fairfield"), FCVB Corp., a Florida corporation and wholly owned subsidiary of Fairfield ("Merger Sub"), and Vacation Break;

     WHEREAS, pursuant to the Merger Agreement, among other things, (i) Merger Sub will be merged with and into Vacation Break, with Vacation Break as the surviving corporation (the "Merger"), (ii) each issued and outstanding share of common stock, $.01 par value per share ("Vacation Break Common Stock"), of Vacation Break will be converted into the right to receive .6075 (the "Exchange Ratio") of a share of common stock, par value $.01 per share ("Fairfield Common Stock"), of Fairfield, and (iii) Fairfield will assume each outstanding option to purchase shares of Vacation Break Common Stock previously granted under the Plan (each an "Option");

     WHEREAS, each Option assumed by Fairfield will be deemed to constitute an option to acquire Fairfield Common Stock on the terms and conditions described in the Merger Agreement;

     WHEREAS, the Vacation Break Board desires to amend the Plan in order to adjust the terms of all outstanding Options granted under the Plan to provide that, at the effective time of the Merger (the "Effective time"), each Option outstanding immediately prior to the Effective Time will be deemed to constitute an option to acquire Fairfield Common Stock on the terms and conditions described in the Merger Agreement, and to provide for the other matters set forth herein in order to give effect to the Merger;

     NOW, THEREFORE, effective as of the Effective Time, the Plan is hereby amended as follows, subject only to the condition that the Effective Time occurs:

     1.   ASSUMED OPTIONS AND SHARES.  Each Option assumed by Fairfield shall
          --------------------------
constitute an option to acquire, on the same terms and conditions as were applicable under such Option, the number of shares of Fairfield Common Stock rounded up or down to the nearest whole share equal to the product of the Exchange Ratio multiplied by the number of shares of Vacation Break Common Stock subject to such Option immediately prior to the Effective Time, at a price per share equal to the aggregate exercise price for the shares of Vacation Break Common Stock subject to such Option divided by the number of shares of Fairfield Common Stock deemed to be purchasable pursuant to such Option ("Assumed Options"); provided that the conversion of any Option into an Assumed Option with an exercise price less than $.01 per share of Fairfield Common Stock will be subject to the Optionee's agreement that upon exercise, (x) to the extent Fairfield is holding Fairfield Common Stock as treasury shares that are not reserved for any other purpose, Fairfield shall issue the appropriate number of such treasury shares to the Optionee and (x) to the extent that no such treasury shares are available, such Optionee shall pay an exercise price of $.01 per share of Fairfield Common Stock. Subject to the proviso contained in the preceding sentence, shares of Fairfield Common will be made available for issuance upon exercise of Assumed Options from authorized but unissued shares of Fairfield Common Stock.

     2.   EXERCISE OF ASSUMED OPTIONS.  From and after the Effective Time the
          ---------------------------
Assumed Options shall be vested and fully exercisable in accordance with their terms. A holder of an Assumed Option may exercise such Assumed Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Fairfield, together with the consideration therefor and the federal withholding tax information required in accordance with the Plan.

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

     3.   TRANSFERABILITY OF ASSUMED OPTIONS.  All restrictions or limitations
          ----------------------------------
on transfer and vesting with respect to Options awarded under the Plan, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the Assumed Options.

     4.   ADMINISTRATION OF THE PLAN.  The Plan as amended hereby (the "Amended
          --------------------------
Plan") shall be administered by the Compensation Committee of the Board of Directors of Fairfield (the "Compensation Committee") and the Board of Directors of Fairfield (the "Fairfield Board"). The Compensation Committee and the Fairfield Board shall have the full authority and discretion to administer the Amended Plan and to take any action that is necessary or advisable in connection with the administration of the Amended Plan, including without limitation the authority and discretion to interpret and construe any provision of the Amended Plan or of any agreement, notification or document evidencing the grant of an Option or an Assumed Option. The interpretation and construction by the Compensation Committee or the Fairfield Board, as applicable, of any such provision or of any agreement, notification or document and any determination by the Compensation Committee or the Fairfield Board pursuant to any provision of the Amended Plan or of any such agreement, notification or document will be final and conclusive; provided that if the Compensation Committee disagrees with the Fairfield Board with respect to any such interpretation, instruction or determination, the Fairfield Board's determination will be final and conclusive except with respect to Assumed Options intended to comply with Section 162(m) of the Code. In furtherance and without limiting the generality of the foregoing, all power, authority and discretion to adjust, modify, amend, terminate or otherwise change the terms of Options or the Plan formerly vested in the Vacation Break Board or the stock option committee thereof appointed by the Vacation Break Board pursuant to the Plan shall be vested in the Fairfield Board and the Compensation Committee with respect to Assumed Options and the Amended Plan.

     5.     CERTAIN DEFINITIONS AND INTERPRETIVE MATTERS.
            --------------------------------------------

          (a) In order to give effect to the Merger, the terms of the Merger Agreement regarding Assumed Options, and this Amendment, for purposes of the Amended Plan the following terms, when used in the sections of the Plan indicated below, shall have the following meanings:

               (i) "Company" shall mean Fairfield when used in Sections 7, 8, 9 and 10 of the Plan; provided, however, that references to termination of employment shall mean termination of employment with Vacation Break;

               (ii) "Committee" shall mean the Compensation Committee or the Fairfield Board, as applicable, when used in Sections 7, 8, 9, 10 and 16 of the Plan;

               (iii) "Option" shall mean "Assumed Option" when used in Sections 7, 8, 9 and 10 of the Plan.

          (b) The terms and provisions of the Plan shall be liberally construed to give effect to the Merger, the terms of the Merger Agreement regarding Assumed Options and this Amendment.

          (c) Except as amended or modified hereby or inconsistent with Section 5(b) of this Amendment, the terms and conditions of the Plan shall remain in full force and effect.


EXECUTED as of December 18, 1997

                                       VACATION BREAK USA, INC.


                                       By: /s/ Ralph P. Muller
                                          -----------------------------------
                                               Ralph P. Muller
                                               Chairman of the Board and
                                               Chief Executive Officer

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